Exhibit 99.1

SPECIAL MEETING OF STOCKHOLDERS OF

DIGITALGLOBE, INC.

December 3, 2012

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

COMPANY NUMBER
Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.	ACCOUNT NUMBER
IN PERSON - You may vote your shares in person by attending the Special Meeting.

i  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  i

        ¢     00030030000000001000  0                                                                                  120312

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

		FOR	AGAINST	ABSTAIN

1.   Proposal to approve the issuance of DigitalGlobe, Inc. common stock, par value $0.001 per share, pursuant to the Agreement and Plan of Merger, dated as of July 22, 2012, as amended, and as may be further amended, by and among DigitalGlobe, Inc., 20/20 Acquisition Sub, Inc., WorldView, LLC and GeoEye, Inc.

		☐	☐	☐
	2. Proposal to approve any motion to adjourn the DigitalGlobe special meeting of stockholders, if necessary, to solicit additional proxies.	☐	☐	☐

3.   In their discretion, the proxies are authorized to vote upon such other business as may properly come before the DigitalGlobe special meeting of stockholders or any postponement or adjournment thereof.

	If you plan to attend the Special Meeting, please check the box at right.	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: ¢	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢

0	¢

DIGITALGLOBE, INC. SPECIAL MEETING OF STOCKHOLDERS – December 3, 2012 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jeffrey R. Tarr and Daniel L. Jablonsky and each of them as proxies for the undersigned, with full power of substitution, to act and to vote all the shares of common stock of DigitalGlobe, Inc. held of record or in an applicable plan by the undersigned at the close of business on October 29, 2012, at the Special Meeting of Stockholders to be held at the Hyatt Regency Denver, 650 15th Street, Denver, Colorado 80202, at 9:00 a.m. Mountain Time, on December 3, 2012, or any postponement or adjournment thereof.

This proxy, when properly executed and returned, will be voted in the manner directed herein. If this proxy is properly executed and returned but no direction is made, this proxy will be voted as recommended by the board of directors of DigitalGlobe, Inc.

The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Special Meeting of Stockholders or any adjournment or postponement thereof, and hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement furnished herewith.

(Continued and to be signed on the reverse side.)

¢	14475	¢